UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________

FORM 8-K
 ________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2009

AMERICAN COMMUNITY PROPERTIES TRUST
 (Exact name of Registrant as specified in its charter)

________________

Maryland	1-14369	52-2058165
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices) (Zip code)

(301) 843-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2009, American Community Properties Trust (“ACPT”) held a special meeting of shareholders of ACPT at which shareholders of record as of November 27, 2009, holding more than the required two-thirds of ACPT’s outstanding common shares approved (1) a proposal to adopt an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2009, by and among FCP Fund I, L.P. (“FCP”), FCP/ACPT Acquisition Company, Inc. and ACPT, as it may be amended from time to time, and (2) a proposal to adopt an amendment to ACPT’s Amended and Restated Declaration of Trust, suspending the requirement that ACPT make a minimum distribution to its shareholders in connection with net taxable income that is allocable to shareholders. The amendment makes the requirement inapplicable to the fiscal year ending December 31, 2009, and in subsequent years.

ACPT issued a press release on December 22, 2009, announcing the results of the special meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
Date: December 22, 2009	By: /s/ Matthew M. Martin Matthew M. Martin Chief Financial Officer